
<ARTICLE> 5
<LEGEND>
This Schedule Contains Summary Financial Information Extracted From
The Interim Financial Statements For The Quarterly Period Ended
September 30, 1997, Of E. I. du Pont de Nemours and Company And
Consolidated Subsidiaries.  The Schedule Is Qualified In Its Entirety
By Reference To Such Financial Statements.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                           1,485
<SECURITIES>                                       708
<RECEIVABLES>                                    4,373<F1>
<ALLOWANCES>                                        60
<INVENTORY>                                      2,657
<CURRENT-ASSETS>                                10,132
<PP&E>                                          30,463
<DEPRECIATION>                                  19,559
<TOTAL-ASSETS>                                  36,786
<CURRENT-LIABILITIES>                           11,052
<BONDS>                                          5,754
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        237
<COMMON>                                           347
<OTHER-SE>                                      11,138
<TOTAL-LIABILITY-AND-EQUITY>                    36,786
<SALES>                                         18,186
<TOTAL-REVENUES>                                19,022
<CGS>                                           12,495<F2>
<TOTAL-COSTS>                                   16,152<F3>
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 268
<INCOME-PRETAX>                                  2,602
<INCOME-TAX>                                     1,207
<INCOME-CONTINUING>                              1,361
<DISCONTINUED>                                     782
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     2,143
<EPS-PRIMARY>                                     1.89
<EPS-DILUTED>                                     1.86

<F1>Includes Other Accounts In Addition To Notes And Accounts
Receivable-Trade.
<F2>Includes Other Expenses.
<F3>Cost of Goods Sold and Other Expenses; Depreciation and
Amortization; Selling, General and Administrative Expenses;
Purchase In-Process Research and Development; Employee
Separation Cost and Writedown of Assets.

